Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
     Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of VirnetX Holding Corporation (the “Company”) hereby certifies that:
     (i) the accompanying Quarterly Report on Form 10-Q of the  Company for the quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934,as amended; and
     (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 20, 2007
/s/ Kendall Larsen

Kendall Larsen
President and Chief Executive Officer
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to VirnetX Holding Corporation and will be retained by VirnetX Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.